Exhibit 32.2
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002
Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Bruce N. Haase, President and Chief Executive Officer, and Brian T. Nicholson, Chief Financial Officer of ESH Hospitality, Inc., each certifies with respect to the annual report of ESH Hospitality, Inc. on Form 10-K for the year ended December 31, 2019 (the “Report”) that, to the best of his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ESH Hospitality, Inc.

February 26, 2020	/s/ Bruce N. Haase
Bruce N. Haase
President and Chief Executive Officer

February 26, 2020	/s/ Brian T. Nicholson
Brian T. Nicholson
Chief Financial Officer